Entergy Corporation

Leo Denault
Executive Vice President and
Chief Financial Officer

June 3, 2004

Entergy®

Safe Harbor and Reg G Compliance

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's System Agreement and utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factors at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to extend or replace the existing purchased power agreements for those facilities, including the Non-Utility Nuclear plants, and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading physical and financial natural gas and power, as well as other energy-related commodities, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in ownership of joint ventures, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of a regional transmission organization that includes Entergy's utility service territory, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, resolution of pending or future applications for license extensions of nuclear generating facilities, changes in law resulting from proposed energy legislation, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce current tax payments, the effects of litigation and governmental investigations, changes in accounting standards, corporate governance, and securities law requirements, and Entergy's ability to attract and retain talented management and directors.

This presentation includes non-GAAP measures when describing Entergy's results of operations and financial performance. Entergy uses these non-GAAP measures internally in budgeting and performance monitoring activities to gauge business performance and the ongoing strength of each business segment. Entergy further believes these measures provide useful information to investors in evaluating Entergy's ongoing business results and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. We have prepared a reconciliation of each of these measures to the most directly comparable GAAP measure in Entergy's investor releases for 1998 through first quarter 2004. Entergy's investor earnings releases are posted on our website at www.entergy.com/earnings.

Section 1: Entergy Corporation



Entergy
Utility Business
Competitive Businesses
Entergy Arkansas, Inc.
Entergy Mississippi, Inc.
Entergy Louisiana, Inc.
Entergy Gulf States, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.
Entergy Nuclear
Entergy-Koch, LP
Gulf South Pipeline
Entergy-Koch Trading

Entergy Corporation

A Fortune 500 integrated electric company with:

- 30,000 MW electric generating capacity
- 2.6 million utility customers in 4 states
- 2nd largest U.S. nuclear fleet
- wholesale energy and trading services
- 8,000 mile gas pipeline and 68.5 BCF storage
- $9 billion revenues and 14,000 employees

Portfolio of Businesses Emphasizes Utility and Nuclear

More than 90% of 2004 earnings and cash will be sourced from regulated or contracted businesses.

Exposure to market volatility and risks is minimized based on Entergy's earnings profile.

Earnings Breakdown
04E; % of Guidance of $4.10-4.30/share



Trading/
Non-Nuclear
Wholesale
Pipeline
2%
5%
Nuclear
27%
Utility, Parent
& Other
66%

Cash Flow from Operations
04E; % of Total $2+B Projected



Energy Commodity
Services
2%
Nuclear
20%
Utility, Parent
& Other
78%

Capital Structure Fits Overall Business Profile

Capital Structure
03; $B



Entergy
Debt: 8.2 Preferred: 0.3 Equity: 8.7
Utility Business
Competitive Businesses
Entergy Arkansas
D: 1.5 P: 0.1 E: 1.3
Entergy Gulf States
D: 2.4 P: 0.05 E: 1.7
Entergy Louisiana
D: 1.0 P: 0.1 E: 1.0
Entergy Mississippi
D: 0.7 P: 0.05 E: 0.5
Entergy New Orleans
D: 0.2 P: 0.02 E: 0.1
System Energy Resources
D: 0.9 P: - E: 0.9
Entergy Nuclear
D: 0.6 E: 1.9
Entergy-Koch, LP*
D: 0.3 E: 0.6
Gulf South Pipeline
Entergy-Koch Trading

The capital structure of each business is aligned with its risk profile. Based on the current portfolio of businesses, Entergy manages its liquidity position consistent with a capital structure of 45-50% debt.

New investments are rigorously tested to ensure the maintenance of a strong balance sheet and financial flexibility.

**Represents Entergy's share (50%)*

Improved Credit Metrics Reflect Success in Balance Sheet Discipline

In March 2004 Moody's placed Entergy Arkansas and Entergy Louisiana on review for possible upgrade.

Entergy believes its performance over the past 5 years merits favorable rating agency action.

Ratings and Credit Ratios
03

Rated Entity	Ratings* Moody's	S&P	Fitch	Net Debt to Net Cap %	Cash Flow Coverage, times	Cash Flow Coverage, Δ 99-03
ETR	-	BBB	-	45.3	5.1	39%
EAI	Baa2	BBB+	BBB+	51.1	6.3	24%
EGSI	Baa3	BBB-	BBB	51.0	4.0	8%
ELI	Baa2	BBB+	BBB+	47.3	7.0	43%
EMI	Baa2	BBB+	BBB+	54.1	7.0	43%
ENOI	Baa2	BBB	BBB	59.6	1.6	-70%
SERI	Baa3	BBB-	BBB-	49.7	2.7	59%

** Reflects senior unsecured rating for ETR and ratings of First Mortgage Bonds for the utility operating companies*

Business Model Designed to Succeed in a Wide Range of Market Conditions

Forecasts of future market conditions will always include some range of outcomes.

Entergy's business model is designed to leverage the impact of all controllable inputs, while retaining a level of flexibility and risk containment that maximizes value under various market scenarios.

Process for Managing Industry Change



Supply/Demand
Environmental
Fuel Prices
Credit Markets
Climate/Weather Data
Competitive Behavior
Legislative/Regulatory
Capital Markets
Rigorous Analysis
Current Point of View
Business Strategy
Create Options
Portfolio Management
Driven by:
Markets
Skills
Scale
Scope
Positions
Long Positions
Structured Contracts
Asset Development /Acquisitions
Asset Disposition
Structured Contracts
Short Positions
Strict VAR Limits

Accountability to Stakeholders Drives Performance Management Aspirations

Entergy views all stakeholders as critically important in setting performance aspirations.

Therefore, the company's performance management system aligns aspirations with value creation for all stakeholder groups.

Stakeholders	Categories	Performance Aspirations
Employees	Safety	Zero accidents
	Diversity	Highly productive workforce
Customers	Reliability	Decreased outage frequency/duration
	Customer Service	Attentiveness to customer needs
	Social Responsibility	Attentiveness to community needs
Owners / Lenders	Financial Performance	Industry-leading TSR
	Financial Flexibility	Single "A" credit rating

Value Created from Intrinsic and Extrinsic Sources

Opportunities exist to grow earnings and cash from our existing business platform.

Additive opportunities come from extending that platform, making acquisitions, and pursuing optimal financial strategies.

Intrinsic Growth	***Capital Deployment***
- Grow retail sales	- Purchase and receive approval for generation under supply plan
- Obtain rate increases	- Complete nuclear uprates
- Achieve productivity improvements	- Acquire nuclear, pipeline, or utility assets with attractive risk-adjusted returns
- Hedge nuclear output at attractive prices	- Retire debt to reduce interest expense
- Obtain new nuclear services contracts	- Return excess cash to shareholders through dividend increases or share repurchases
- Add assets under management at Entergy Koch, LP	

Levers Exist to Continue Strong Profitability Growth

Over the past five years, Entergy has delivered strong financial performance across numerous measures.

Entergy expects to continue to grow earnings and returns through rate increases, nuclear contracts, and productivity improvements.


Earnings - Operational
99-03; $/share
CAGR
18%
2.17
3.12
3.23
3.81
4.25
99
00
01
02
03


Net Margin - Operational
99-03; %
CAGR
15%
6.1
7.1
7.5
10.4
10.7
99
00
01
02
03


Return on Invested Capital
Operational; 99-03; %
CAGR
7%
5.9
6.8
7.2
7.4
7.7
99
00
01
02
03


Return on Equity
Operational; 99-03; %
CAGR
12%
7.5
10.1
10.0
11.3
11.9
99
00
01
02
03

Significant Cash Flow Demonstrates Earnings Quality

The strength of Entergy's earnings and the quality of those earnings are evidenced by the company's ability to generate cash.

Estimated operating cash in 2004 will remain strong at more than $2 B.

Sources of Cash Flow From Operations
99-03; $B


CAGR
9%
1.4
2.0
2.2
2.2
2.0
Other
Deferred Fuel
NI + depr, excl EK
99
00
01
02
03

	99	00	01	02	03
NI + Depr % of Total	96	75	61	62	88

Restructured Debt Portfolio Benefits from Low Interest Rate Environment

Entergy's refinancing strategy led to the refinancing of more than $3 B, including $0.8 B of notes issued by Entergy Corp.

As a result, the utility's coupon declined from almost 6.6% to 5.8% and maturities were extended to better match 35 year avg. life of regulated assets.

Floating rate debt comprises less than 5% of total.

Refinancing Strategy
3Q02 vs. 1Q04



Average Remaining Life
years
28%
9.5
12.2
As of 3Q02
As of 1Q04



Interest Expense
$B*
-20%
0.5
0.4
12ME 3Q02
04E
* Utility only

Debt Maturity Schedule
3Q02 vs. 1Q04; $B

	02-03	04	05	06	07-08	09+	Total
As of 3Q02	1.5	1.7	0.6	0.2	0.6	3.7	8.2
As of 1Q04	-	0.5	0.5	0.1	1.6	5.2	7.9
Change		(71%)	(17%)	(50%)	167%	41%	(3%)

Strong Balance Sheet and Improved Coverage Ratios Will Be Maintained

Entergy has established maintenance of a strong balance sheet and solid interest coverage financial goals that align with earnings growth.

The path chosen in pursuit of earnings growth will continually balance the long-term value of strong financial flexibility.

Net Debt to Net Capital
99-03; %



0%
55
50
45
40
35
30
99
00
01
02
03

Cash Flow Interest Coverage
99-03; times



39%
6
5
4
3
2
1
0
99
00
01
02
03

Visibility is High on Catalysts for Continued Earnings Growth

Entergy has grown operational earnings an average of 18% since 1999.

The company aspires to grow operational earnings 8-10% in the near-term with 6% driven by intrinsic growth and another 2-4% coming from capital deployment.

Operational Earnings
03 vs. 04E; $/share



$4.25
$3.87*
$4.10 - $4.30
$0.78
$0.40*
$0.25 - $0.30
ECS
$0.85
$0.85
$1.10 - $1.15
Nuclear
$2.62
$2.62
$2.75 - $2.85
Utility, Parent & Other
03 Actual
03 Adjusted
04 Guidance

** Excludes disproportionate sharing from EK of $0.38/share*

Energy Commodity Services
- No disproportionate sharing
- Improved pipeline earnings
- Conservative trading results and higher EAM losses

Nuclear
- Increased revenue from higher contract pricing and uprates
- Decreased O&M expense from productivity improvements

Utility, Parent & Other
- Increased revenues due to rate actions and sales growth
- Decreased interest and O&M expense
- Increased depreciation expense

Entergy's Capital Plan Emphasizes the Value of Investments in the Utility

Capital commitments going forward decline as Utility investments in transmission upgrades, ANO steam generator project, and the Perryville acquisition are completed.

Additional supply plan investments may be initiated if attractive assets become available to add to the Utility's rate base.

Planned Capital Expenditures
04E-06E; $B


04E-06E
Maintenance 0%
Capital Commitments (86%)
1.7
1.1
1.0
Utility Maintenance = $0.8 / year
04E
05E
06E
Utility
Nuclear
ECS
Utility
Nuclear
Utility
Nuclear

Significant Cash Available for Redeployment

Over the next three years, Entergy expects to have over $3 B available for capital redeployment.

Strict financial discipline will be applied in evaluating alternatives, giving consideration to both equity and debt holder perspectives.

Projected Cash Available for Capital Redeployment
04E – 06E; $B



Alternatives
Asset acquisitions
Dividend increases
Share repurchases
Considerations
▪ Net debt/net cap aligned with business profile (currently <= 50%)
▪ Risk limits and return hurdles met
▪ Aligned with investor preferences
6.0
(2.6)
(1.4)
2.0
2.6
(1.2)
3.4
Operating Cash Flow
Maintenance Capital Expenditures
Preferred & Common Dividends
Free Cash Flow
Additional Debt Capacity
Growth Capital Commitments
Net Cash Available

Financial Aspirations Connect the Value of Growth Paired with Credit Quality

Financial aspirations are grounded in delivering total return to shareholders that ranks in top quartile of utility industry peers, while maintaining financial discipline and flexibility.

Other financial aspirations support the achievement of these results.

Entergy's Results and Aspirations
98 – 03 and 04+

Metric	98-03 Results	04+ Aspirations
TSR	• +119% total return • Top industry performer	• NT: Top quartile • LT: #1 in any 5 yr period
EPS Growth	• 6% annual average (as-reported) • 14% annual average (operational)	• NT: 8-10% • LT: 5-6%
ROIC	• From 7.7% to 7.4% (as-reported) • From 6.6% to 7.7% (operational)	• NT: 9% • LT: 10%
Credit Rating and Metrics	• BBB corporate • Upgrade at ELI • 45.3% net debt to net cap	• NT: Upgrades at EAI, ELI • NT: Business position 5 • NT: 45-50% net debt to net cap • LT: A corporate rating • LT: 45-50% net debt to net cap

Entergy Corporation: Summary of Aspirations

Achieve top-quartile shareholder return and improve credit position through:

- Delivering reliable electricity and service to our customers
- Reaching creative regulatory solutions benefiting our customers and our stakeholders
- Achieving industry-leading productivity levels in our nuclear fleet
- Providing quality risk management products and services through Entergy-Koch, LP

Section 2: Utility



Entergy
Utility Business
Competitive Businesses
Entergy Arkansas, Inc.
Entergy Mississippi, Inc.
Entergy Louisiana, Inc.
Entergy Gulf States, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.
Entergy Nuclear
Entergy-Koch, LP
Gulf South Pipeline
Entergy-Koch Trading

Entergy's Utility Business

An integrated utility that generates, transmits and distributes electricity with:

- Five electric utilities with 2.6 million customers
- Four states – Arkansas, Louisiana, Mississippi, Texas
- Over 22,000 MW generating capacity
- Two gas utilities with 237,000 customers in New Orleans and Baton Rouge, LA

Four State Utility Operations Serves Mixture of Customers with Balanced Portfolio of Generation


Entergy Arkansas
Entergy Mississippi
Entergy Louisiana
Entergy Gulf States
Entergy New Orleans

03 Utility Statistics	
Operational Earnings ($B)	0.6
Cash Flow ($B)	1.7
Total Retail Sales (GWh)	99,968
Total Capacity (GW)	22
Total Generation (GWh)	77,597

Utility Earnings
03; % of Total


ENOI
1
EMI
14
ELI
30
SERI
22
8
EGSI
EAI
25

Retail Sales
03; % of Total


Residential
33
Industrial
39
Other
2
Commercial
26

Capacity by Fuel
03; % of Total


Gas/Oil
68
Nuclear
22
Coal
10

Generation by Fuel
03; % of Total


Coal
18
Gas/Oil
30
Nuclear
52

Utility Business Has Produced Solid Earnings and Cash Flow over Past 5 Years

Utility earnings and cash flow have been consistently strong over the last five years.

The solid growth in utility earnings has been driven by steady increases in electricity sales volumes, positive rate actions and effective management of operation and maintenance costs.



Utility, Parent & Other Operational Earnings and Cash Flow from Operations
99-03; $M
99-03 CAGR
Earnings:
Operational 5%
As-Reported (1)%
Net Cash Flow from Operations 8%
505
1,438
624
1,811
513
2,080
545
1,904
604
1,935
99
00
01
02
03
As-Reported Earnings $463 $575 $492 $545 $446

Investment in Utility Supports a Focus on Customer Service and Reliability

Since 1999, total utility investment has surpassed total depreciation by almost $2B.

Investments to improve the efficiency and reliability of customer service have supported the guiding principle of the utility's "back to basics" strategy.



Utility
Capital Expenditures
99-03; $B
+1.7B
> depr
0.8
1.1
1.1
1.1
1.2
Depreciation
99
00
01
02
03

Initiatives Underway to Improve Utility Returns through Incentive Structures

Incentive rate structures offer upside earnings opportunities for customer service excellence and creative generation planning.

Positive incentive structures achieved for EMI and ENOI are models for discussions in other jurisdictions.

Regulatory Rate Cases
02-Today

Jurisdiction	03 ROE-Operational	Rate Increase*	Description
Entergy Mississippi	13.7	$48M	10.77% allowed ROE midpoint. Includes incentives if reliability, price and customer service standards are met. (order 12/02)
Entergy New Orleans	7.6	$30M	11.25% allowed ROE midpoint. Includes Performance Based Ratemaking plan if generation sourcing reduces customers' overall cost of power. (order 5/03)
Entergy Gulf States – LA	9.7	$22M	Ninth earnings review filing is pending; staff recommendation is a prospective rate reduction of ~$50M.
Entergy Louisiana	15.7	$167M	Filed for increase in January 2004. Includes an ROE of 11.4% and offsetting fuel savings of $147M due to supply plan.
Entergy Gulf States – TX	6.6		No cases pending. In the event Retail Open Access in Texas is delayed, rate filing will be made as early as July 2004.
Entergy Arkansas	11.7		No cases pending. Next filing likely in mid-2005 in connection with steam generator replacement at ANO.

*Refers to rate increase implemented or requested

Resolving Pending FERC Proceedings Will Further Reduce Regulatory Uncertainty

Various regulatory cases are pending before FERC that are not expected to impact Entergy's earnings.

Entergy's objective in each of these cases is to achieve an outcome that better positions it to offer reliable and affordable energy to its customers.

Pending FERC Proceedings

Pending Case/Issue	Description
System Agreement Case	• Production cost equalization case related to the allocation of fuel and purchased power expense among operating companies • ALJ decision issued February 2004
Affiliate Transactions	• Generation supply plan included PPAs for a combination of affiliate and non-affiliate generation resources • Affiliate contracts are subject to FERC approval • Contracts became effective June 2003 subject to refund; hearings scheduled for June 2004
Alternative Transmission Structure	• Alternative to SeTrans RTO • Includes independent transmission oversight and transition to participant funding • Filing made in April 2004; FERC decision within 60 days after state/city responses; implementation in early 2005

Majority of Regulatory Cases Expected to be Resolved in Next 6 – 12 Months

Rate activity continues in LA for ELI and EGSI. Future cases are expected to be filed in TX, which will parallel efforts to move to retail open access, and EAI will file for recovery of steam generator and vessel head replacement.

Multiple proceedings at FERC have drawn attention but resolution of these cases are expected to have no earnings impact to Entergy.



Pre 2004
2004
2005
J F M A M J J A S O N D J F M A M J J A S O N D
ELI $167M Rate Case
5/02
EGSI 9th Earnings Review
EGSI – TX Rate Case
To be filed
EAI Filing
5/03
Affiliate Transactions
6/01
System Agreement
Transmission Structure
FERC Proceedings

Entergy Louisiana Base Rate Increase Request Is Substantially Offset by Fuel Savings

In January 2004, ELI filed $167 M rate case that included supply plan resources, reliability investments and a higher ROE.

The majority of this increase will be mitigated by fuel savings that result from the supply plan.

Discussions are ongoing to develop formula rate plan in Louisiana.



ELI Rate Case Request
$M
72
28
21
36
10
167
(147)
20
PPA & Additional Rate Base
Capital Investment Since 4/01
11.4% ROE Assuming 47% Equity
02 Test Year Changes
Short-term Energy Purchases
Total Base Rate Increase
Estimated Fuel Savings
Potential Customer Rate Increase

Supply Plan Process Benefits Entergy and Its Customers

Local regulator support has been strong for Entergy's supply plan strategy which has secured more than 2200 MW of resources since inception of the process in fall 2002.

Fall 2004 RFP process will address need for additional resources, which may include long-term resource requests.

Supply Plan RFP Contracts
04E-08E; Summer MW


3,000
2,500
2,000
1,500
1,000
500
0
Other Contracts
Perryville*
EAI
River Bend
ISES 2
04E
05E
06E
07E
08E

Resource	Type	Amount (MW)
EAI	Coal/ Nuclear	220
River Bend	Nuclear	300
ISES 2	Coal	101
RS Cogen	Gas	185
Perryville	Gas	718
Plant A	Gas	231
Plant B	Gas	150
Plant C	Gas	290
Plant D	Gas	100

*Includes Perryville purchase, which is contingent upon state and federal regulatory approvals (expected completion 12/04)

EGSI-Texas Under-Earning Will Be Addressed by Moving Forward on One of Two Paths

Improving earnings in TX could be achieved through a regulatory rate increase or retail open access.

Entergy Gulf States will aggressively pursue rate relief with a filing as early as the end of July 2004.

Full retail open access may continue to be pursued.

EGSI-Texas Operational* ROE
02-03; %


6.4
6.6
02
03

*Consistent with management's allocation of capital between the jurisdictions as of end of 2003.

Parallel Path	Potential Impact	Potential Timing
Rate Filing	~$40 million revenue increase to cover ~$25 million net income shortfall Recovery of $100+ million spent since 1999 to prepare for competition	7/04 filing; 7/05 implement rate increase
Retail Open Access	Potential earnings uplift vs. rate case at gas prices above $4/MMbtu	7/05 begin retail open access

Utility: Summary of Aspirations

- Deliver reliable electricity and service to customers
- Obtain recovery for investments to improve reliability and customer service
- Implement supply plan to manage 3,000 MW short position through a combination of asset purchases and PPAs that provide benefits to customers
- Improve returns through incentive-based structure that offers rewards for operating excellence

Section 3: Entergy Nuclear



Entergy
Utility Business
Competitive Businesses
Entergy Arkansas, Inc.
Entergy Mississippi, Inc.
Entergy Louisiana, Inc.
Entergy Gulf States, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.
Entergy Nuclear
Entergy-Koch, LP



Gulf South Pipeline
Entergy-Koch Trading

Entergy Nuclear

A premier nuclear operator with:

- **Nearly 9,000 MW owned generating capacity in 10 plants at 8 sites (2nd largest operator in U.S.)**
- **5,000 MW in utility fleet; 4,000 MW in Northeast fleet**
- **Proven ability to turn around underperforming plants**
- **800 MW under management services contract**
- **Decommissioning services provider and, with our partner Framatome, license renewal services provider**

Operational Excellence at the Heart of Entergy Nuclear's Strategy

Entergy Nuclear
Northeast Fleet



4,001 MW
FitzPatrick
825 MW
(11/00)
Vermont Yankee
510 MW (7/02)
Pilgrim
688 MW
(7/99)
Indian Point
2&3
IP2: 984 MW (9/01)
IP3: 994 MW (11/00)

Market and Nearest Hub
03; % of Total MW



NYISO
Zone A
NYISO
Zone G
NEPOOL
Mass Hub
21
49
30

4,001 MW Total

Net Book Value
03; % of Total



IP2
50
JAF
17
25
IP3
VY 6
Pilgrim 2

$0.9 B Net Book Value

Production Cost Before ETR Ownership vs 03, Average $/MWh



29
20
16
15
00-02 Industry
Average
03 Southern
Fleet
Before ETR
Ownership
03

INPO Plant Performance
99-03; Index



100
40
00
01
02
03
Pilgrim
JAF
VY

Entergy Nuclear Also Provides Services to Other Nuclear Plant Owners

Management Services



Cooper Nuclear Station

Nuclear Decommissioning



Millstone 1



Maine Yankee

License Renewal Services

Entergy & FRAMATOME



D.C. Cook



Davis-Besse



Susquehanna

Entergy Nuclear Has Achieved Substantial Growth in Earnings and Cash Flow Since 1999

Entergy's nuclear business was non-existent just five years ago, but by 2003 had produced nearly $200 million in earnings and cash.

Near-term opportunities to further grow this business include power uprates and additional services contracts similar to the recent transaction at the Cooper Nuclear Station.



Operational Earnings
and Cash Flow from Operations
99-03; $M
99-03 CAGR
Earnings:
Operational 88%
As-Reported 108%
Net Cash Flow from Operations 79%
16
18
49
92
128
263
201
282
198
183
99
00
01
02
03

As-Reported Earnings	$16	$49	$128	$201	$301

Nuclear Hedging Strategy in Place to Manage Commodity Risks

Primary objective of Entergy Nuclear's hedging strategy is to provide earnings stability by cost-effectively reducing or eliminating commodity risk, while managing the increased exposure to credit, liquidity and market based damage risks.

Long-term focus could shift from unit-contingent sales at the busbar to a broader regional energy supply business strategy.

Step 1: Evaluate

External Factors:

- Current market prices
- Market liquidity and volatility
- Credit worthiness of potential counterparties
- Desired products and contract terms
- Maturity of physical markets
- Level of competition

Internal Factors:

- Commodity POV
- Risk tolerance
- Portfolio of sales
- Level of Entergy credit support; current and projected
- Core competencies – plant operations; risk management

Step 2: Develop

Set price, volume & term targets for each product by market



Term
Long
Spot
Wholesale
Retail
Physical
Financial
Product / Market

Current Targets

Energy

- 05: 100% by 6/04
- 06: 75% by 12/04

Capacity

- 05: >50% by 6/04

Step 3: Execute

- Forward wholesale energy and capacity sales
- Spot energy and capacity sales into power pools
- Future: Retail Position in NE Market?
- Future: Intermed/Peak Generation in NE Market?

2005 and 2006 Hedging Goals Have Been Substantially Achieved

Major contracts were signed in April 2004 that substantially enhanced Entergy Nuclear's forward hedged position, particularly in 2005 and 2006.

The new contracts also improved the sold forward prices by nearly $2/MWh, creating a dramatic reduction in forward earnings exposure to commodity prices.

Revenue Under Contract
04E-08E as of 4/26/04; %



Added in 04
As of 12/31/03
100
91
68
46
28
Remainder of 04E
05E
06E
07E
08E

Average Contract Revenue
04E-08E as of 4/26/04; $/MWh



40
40
39
39
40
As of 12/31/03
Remainder of 04E
05E
06E
07E
08E

Earnings Sensitivity
04E-06E; $/share

	Sensitivity*	04	05	06
Current	+/-$1 / MMBtu or $9/MWh	0.00	0.05 / (0.05)	0.21 / (0.23)
As of 12/03	+/-$1 / MMBtu or $9/MWh	0.00	0.36 / (0.37)	0.42 / (0.50)

* Assumes a market conversion based upon a 9,000 heat rate

Careful Attention to Credit and Maturity Risks is Key Component of Successful Hedging Efforts

Recent nuclear contracting efforts have extended hedged positions and smoothed the slope of the fleet's exposure to market price fluctuations.

The overwhelming majority of contracting has been with solid counterparties resulting in minimal exposure to third party defaults.

Portfolio Contract Sales
03-08E; GW



4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Sold under contracts at plant acquisition
New contracts
03
04E
05E
06E
07E
08E

Counterparty Credit Exposure
04E-08E as of 4/26/04

	No. of Counter-parties	% of Projected Revenue
A	10	60
BBB	5	37
Non-investment grade / Not rated	2	3

Entergy Has Applied Operating Excellence to All Nuclear Acquisitions

Operational excellence across multiple dimensions has resulted in dramatic improvements in key operating and financial measures.

Entergy Nuclear focuses on continuous improvement as it pursues moving performance in the Northeast fleet closer to that of its utility operations.



Capacity Factor
Before ETR vs. 03; %
ETR Regulated Fleet Average
97
92
93
77
00-02 Industry Average
Before ETR Ownership
03
Refueling Outage Duration
Before ETR vs. 03: # of Days
46
Industry Median*
32
25
22
ETR Regulated Fleet Last Outage
Before ETR Ownership
03
Production Cost
Before ETR vs. 03; Average $/MWh
29
00-02 Industry Average
20
16
15
ETR Regulated Fleet Average
Before ETR Ownership
03

* Industry median for most recent outages through spring 2003

Productivity Improvements at Entergy Nuclear will Drive Production Costs Closer to Southern Fleet

Average production costs in the Northeast fleet have been driven down to approximately $20/MWh compared to $29/MWh prior to Entergy ownership.

Additional reductions are targeted to drive the fleet average to $18/MWh by 2006 as it strives to close the gap to Entergy's utility fleet.

Entergy Nuclear
Projected Cost Savings
02-06E; $M



Adj. for VY and RFO
O&M
755
CapX
179
(55)
(40)
(30)
(10)
(94)
O&M
620
CapX
85
02
03
04E
05E
06E
Total

Plant Uprates in Progress Provide Incremental Capacity at Attractive Return Levels

Entergy Nuclear is pursuing economically attractive uprate initiatives at each of the plants.

Uprate rule of thumb: 100 MW at $800/Kw capital investment and a market price for power of $40/MWh should yield $0.06 in earnings per share.

Plant Uprates
02-05E; MW

Planned Installation (10-12/04 through 10-12/05)

	12/02	12/03	10-12/04	4-6/05	10-12/05	12/05 Projected
JAF	825		16			841
IP2	970	14	44			1,028
IP3	980	14		47		1,041
Pilgrim	670	18				688
VY	510		50		45	605
Cum. Total	3,955	4,001	4,111	4,158	4,203	4,203

New Management Contracts Provide Growth with Minimum Capital Investment

Entergy is combining its acquisition strategy with a management services business.

Measurable success has already been achieved at the Cooper site where the capacity factor has improved from below 70% to the 90s and the maintenance backlog has been slashed by over 70%.

US Nuclear Market


EN - West?
EN - Midwest?
EN - NE
EN - South
Small Scale Plants
ETR Owned Plants
ETR Operated Plants

Comparison
Purchase vs. Contract

Purchase	Contract
Mkt. size 22 plants for potential sale and/or contract	
$0.10-15/sh potential per plant	$0.05/sh potential per contract
$200-400M capital / plant	$0 capital
Op, decomm, catastrophic risks	Op risk, very limited
Significant number of employees	Minimal number of employees
Difficult to unwind	Easy to unwind

Entergy Nuclear: Summary of Aspirations

- Proactively manage commodity price and credit risks through execution of hedging strategy
- Maintain industry-leading operating and outage management successes in both utility and northeast nuclear fleets
- Achieve production cost levels in the northeast that closer align with historical results in the southern fleet
- Grow business through increasing capacity in the existing fleet, acquiring new plants and executing additional services contracts

Section 4: Entergy-Koch, LP



Entergy
Utility Business
Competitive Businesses
Entergy Arkansas, Inc.
Entergy Mississippi, Inc.
Entergy Louisiana, Inc.
Entergy Gulf States, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.
Entergy Nuclear
Entergy-Koch, LP
Gulf South Pipeline
Entergy-Koch Trading

Entergy-Koch, LP

A 50/50 Joint Venture of Entergy and Koch Industries with:

- an 8,000 mile pipeline strategically located near the Gulf of Mexico and interconnection with over 100 U.S. pipelines
- 68.5 Bcf of natural gas storage
- an A/A3 rated trading company active in both the US and European energy markets
- 11.5 GW of power assets and 2.3 Bcf/day of gas delivery under management for utility, LDC, and industrial customers

Entergy-Koch has Produced Significant Value Since Inception of Partnership in 2001

Entergy-Koch has performed exceptionally well since its inception in February 2001.

The initial approach of reinvesting in the venture has paid off as cash distributions have recently been made without sacrificing balance sheet strength.

Contribution to Operational Earnings Per Share* and Dividends Paid
01-03; EPS ($/share),
01-YTD 04; Dividends ($M)



01-03 CAGR
Operational EPS 37%
As-Reported EPS 37%
Dividends NA
0.47
0.58
0.88
100
26
01
02
03
03
YTD 04

	01	02	03
As-Reported EPS	$0.47	$0.58	$0.88

**2001-2003 includes the impact of disproportionate sharing which allocated substantially all partnership's income to Entergy; beginning in 2004, Entergy's share became 50%*

Gulf South Pipeline Is Strategically Located with a Balanced Customer Mix

Gulf South Pipeline



Gulf of Mexico
GULF SOUTH



Customer Revenues
03; %
Storage
11
Other
9
Industrial
18
LDC
32
Pipeline
30



Services Revenues
03; %
Parking & Lending 2
Interrupt. Transport
17
No Notice Storage
27
Firm Transport
46
Storage
8

Gulf South Pipeline Focuses On Continuous Improvement in Results

Throughput decreases driven by high gas prices have been offset by increases in transportation rates.

Costs should decrease as a result of a lawsuit settlement in March 2004 and expected insurance proceeds to recover remediation costs.


Throughput
01-03; Bcf/day
2.45
2.40
1.99
01
02
03


Total Expenses
01-03; $M
83
81
109
01
02
03

Drivers for Increase

- **Legal expenses**
- **Consultant and other expenses to remediate gas storage leak**

Entergy-Koch Trading's Strategy Is Based on Customers, Analytics and Market Execution

Trading Offices and Assets Under Management in US and Europe


Power Assets
Natural Gas Customer
Trading Headquarters

Target Earnings Mix
%


50
35
15
Asset Management
Financial Optimization
Point of View Trading

Credit Ratings
(no parent guarantee)

Standard & Poor's	A
Moody's	A3

EKT Generated Consistent Profits While Maintaining Strict Risk Controls

EKT structures trades to actively manage downside risk, even though doing so caps upside potential.

In addition, EKT is disciplined in the selection of counterparties and the management of the associated exposure to those parties.

Distribution of Daily Trading Earnings
01-03; # of Days vs. % of Annual Earnings



120
100
80
60
40
20
0
$0
Loss Days
Gain Days

Counterparty Credit Exposure
as of 3/31/04; % net of collateral

AAA	0
AA	15
A	42
BBB	35
Non-investment grade / Not rated	8

Growth in European Trading Volumes has Added Earnings with an Improving Gain/Loss Ratio Profile

Opportunities in Europe have supported EKT's continuing expansion beyond its initial business in the UK.

Additional growth in Europe appears promising as demand for risk management products increases and power markets progress towards deregulation.

Long-term profit potential could approach U.S. level.

Volumes Traded - Europe
01-03; Gas (Bcf/day), Power (GWh)



353
269
72
1.5
3.8
4.2
01
02
03
Gas
Power

Trading Days Gain/Loss Ratio - Europe
01 – 03; # of times



1.2
1.4
1.7
01
02
03

Additional Opportunities for Growing More Stable Customer Businesses in US and Europe

The gas physical optimization business expanded EKT's core customer base from 8 to 21 in the last 24 months.

Meanwhile, the power physical optimization group signed up over 3,500 MW during 2003.

Asset Positions Under EKT Management


Delivery (Bcf/day)
Storage (Bcf)
Power (GW)
130%
67%
55%
1.0
2.3
90
150
7.4
11.5
01
Today
01
Today
01
Today

Entergy Koch, LP: Summary of Aspirations

- Provide reliable delivery of natural gas to pipeline customers
- Improve pipeline productivity and safety
- Continue to generate strong POV trading profits while maintaining strict risk controls
- Grow European trading business as market evolves and presents more opportunities
- Grow assets under management by offering innovative risk management products and services

Section 5: Entergy Corporation



Entergy
Utility Business
Competitive Businesses
Entergy Arkansas, Inc.
Entergy Mississippi, Inc.
Entergy Louisiana, Inc.
Entergy Gulf States, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.
Entergy Nuclear
Entergy-Koch, LP
Gulf South Pipeline
Entergy-Koch Trading

Standards of Success for Next 6 - 12 Months

Entergy's daily focus is to execute against a range of multi-dimensional objectives.

Achievement of these objectives will create value for all stakeholders ranging from lower costs to improved earnings and enhanced financial flexibility.

Regulatory	***Operational***	***Financial***
Obtain order in ELI rate case and EGSI earnings review	Continue to deliver excellence in Utility service reliability, and world-class nuclear performance	Achieve earnings and cash targets
Complete purchase of Perryville	Achieve productivity improvements at Utility & ENI	Improve returns
File rate case or make demonstrable progress towards open access in Texas	Achieve 05 and 06 nuclear hedging goals	Achieve credit rating upgrade at EAI and ELI
Obtain approval for affiliate transactions	Complete nuclear uprates	Conduct on-going evaluation of capital deployment alternatives
Receive approval on transmission structure	Grow EKT optimization business; expand European activities	
	Improve pipeline operations	

Earnings Growth Opportunities Remain Robust

Over past five years, Entergy has achieved top quartile earnings growth relative to industry peers.

Entergy's aspirations are to deliver near-term growth in operational earnings of 8-10% through a combination of intrinsic levers and effective capital deployment.



Operational Earnings
99-04E; $/Share
CAGR
14-15%
2.17
3.12
3.23
3.81
4.25
4.10-4.30
0.25-0.30
ECS
Entergy
Nuclear
1.10-1.15
Utility,
Parent &
Other
2.75-2.85
99
00
01
02
03
04E
As-
Reported
$2.25
$2.97
$3.23
$2.64
$4.01
$4.10-4.30

Significant Cash Available for Redeployment

Over the next three years, Entergy expects to have over $3 B available for capital redeployment.

Strict financial discipline will be applied in evaluating alternatives, giving consideration to both equity and debt holder perspectives.

Projected Cash Available for Capital Redeployment
04E – 06E; $B



Alternatives
Asset acquisitions
Dividend increases
Share repurchases
Considerations
▪ Net debt/net cap aligned with business profile (currently <= 50%)
▪ Risk limits and return hurdles met
▪ Aligned with investor preferences
6.0
(2.6)
(1.4)
2.0
2.6
(1.2)
3.4
Operating Cash Flow
Maintenance Capital Expenditures
Preferred & Common Dividends
Free Cash Flow
Additional Debt Capacity
Growth Capital Commitments
Net Cash Available

Financial Aspirations Connect the Value of Growth Paired with Credit Quality

Financial aspirations are grounded in delivering total return to shareholders that ranks in top quartile of utility industry peers, while maintaining financial discipline and flexibility.

Other financial aspirations support the achievement of these results.

Entergy's Results and Aspirations
98 – 03 and 04+

Metric	98-03 Results	04+ Aspirations
TSR	• +119% total return • Top industry performer	• NT: Top quartile • LT: #1 in any 5 yr period
EPS Growth	• 6% annual average (as-reported) • 14% annual average (operational)	• NT: 8-10% • LT: 5-6%
ROIC	• From 7.7% to 7.4% (as-reported) • From 6.6% to 7.7% (operational)	• NT: 9% • LT: 10%
Credit Rating and Metrics	• BBB corporate • Upgrade at ELI • 45.3% net debt to net cap	• NT: Upgrades at EAI, ELI • NT: Business position 5 • NT: 45-50% net debt to net cap • LT: A corporate rating • LT: 45-50% net debt to net cap

Summary

- Five years of consistent execution, guided by strict financial discipline, has created value for all Entergy stakeholders
- Significant opportunities exist to create additional value and the same discipline and focus will be exercised in all decisions across regulatory, operational, and financial dimensions
- Entergy's financial aspirations balance growth, value creation, and financial flexibility
- Achieving these aspirations will require continued execution, operational excellence (including achievement of productivity improvements), and successful deployment of capital